Exhibit 99.2

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND

SIX MONTHS ENDED JUNE 30, 2010

Introduction

On September 30, 2010, Rex Energy Corporation (the “Company”) completed the previously announced Marcellus Shale joint venture transaction with Summit as contemplated by the Participation and Exploration Agreement (the “Closing”). After final adjustments made during the due diligence period, Rex sold approximately 13,000 net acres and a partial interest in certain producing Marcellus Shale wells and associated mid-stream assets. At Closing, Sumitomo paid approximately $99.5 million in cash to Rex, including a reimbursement for leasing expenses incurred to date in the amount of approximately $7.6 million. Additionally, the cash payment included a reimbursement for drilling related expenses incurred to date in the amount of approximately $7.5 million, which was applied against the drilling carry. As of the Closing, the remaining drilling carry balance was approximately $51.2 million, which will be used to cover 80% of Rex’s costs to drill and complete additional Marcellus Shale wells within the areas of mutual interest.

The adjustments presented in the unaudited pro forma Consolidated Balance Sheet are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the transaction. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.

The following unaudited pro forma consolidated financial statements and accompanying notes present the financial statements of the company assuming the transaction occurred as of June 30, 2010 with respect to the Consolidated Balance Sheet and as of January 1, 2009 with respect to the Consolidated Statements of Operations for the six months ended June 30, 2010 and the year ended December 31, 2009.

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

($ in Thousands, Except Per Share Data)

	June 30, 2010
	Rex Energy Corporation Historical	Pro Forma Adjustments		Rex Energy Corporation Pro Forma
ASSETS
Current Assets
Cash and Cash Equivalents	$13,378	$44,229	(a)	$57,607
Accounts Receivable	8,068	—		8,068
Short-Term Derivative Instruments	3,943	—		3,943
Inventory, Prepaid Expenses and Other	1,553	(17	) (b)	1,536

Total Current Assets	26,942	44,212		71,154
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	226,235	(7,758	) (c)	218,477
Unevaluated Oil and Gas Properties	112,876	(56,989	) (c)	55,887
Other Property and Equipment	41,441	(1,309	) (c)	40,132
Wells and Facilities in Progress	42,280	(16,124	) (b)(c)	26,156
Pipelines	5,162	(1,748	) (b)	3,414

Total Property and Equipment	427,994	(83,928)		344,066
Less: Accumulated Depreciation, Depletion and Amortization	(84,884)	1,280	(b)(c)	(83,604)

Net Property and Equipment	343,110	(82,648)		260,462
Other Assets – Net	1,975	30,555	(d)	32,530
Intangible Assets – Net	993	—		993
Investment in RW Gathering	4,108	5,972	(e)	10,080
Long-Term Derivative Instruments	3,179	—		3,179

Total Assets	$380,307	$(1,909)		$378,398

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$10,287	$3,255	(b)(f)	$13,542
Accrued Expenses	9,460	(1	) (b)	9,459
Short-Term Derivative Instruments	2,108	—		2,108
Current Deferred Tax Liability	345	—		345

Total Current Liabilities	22,200	3,254		25,454
Senior Secured Line of Credit and Long-Term Debt	15,035	(15,000	) (g)	35
Long-Term Deferred Tax Liability	5,146	9,155	(h)	14,301
Other Deposits and Liabilities	4,504	—		4,504
Future Abandonment Cost	16,639	(25	) (c)	16,614

Total Liabilities	63,524	(2,616)		60,908
Owners’ Equity
Common Stock, $.001 par value per share, 100,000,000 and 44,049,533 shares issued and outstanding on June 30, 2010.	44	—		44
Additional Paid-In Capital	373,520	—		373,520
Accumulated Deficit	(72,632)	16,284	(i)	(56,348)

Rex Energy Owners’ Equity	300,932	16,284		317,216
Noncontrolling Interests	15,851	(15,577	) (b)	274

Total Owners’ Equity	316,783	707		317,490

Total Liabilities and Owners’ Equity	$380,307	$(1,909)		$378,398

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

($ in Thousands, Except Per Share Data)

	June 30, 2010
	Rex Energy Corporation Historical	Pro Forma Adjustments		Rex Energy Corporation Pro Forma
Operating Revenues:
Oil and Natural Gas Sales	$32,048	$(1,225	) (j)	$30,823
Other Revenue	396	—		396

Total Operating Revenues	32,444	(1,225)		31,219
Operating Expenses:
Production and Lease Operating Expense	11,711	(261	) (k)	11,450
General and Administrative	8,735	(113	) (l)	8,622
Impairment Expense	1,148	(951	) (m)	197
Gain on Disposal of Assets	(7)	—	(r)	(7)
Exploration Expense	3,446	(770	) (n)	2,676
Depletion, Depreciation, Amortization and Accretion	10,232	(518	) (o)	9,714
Other Operating Expense	566	(69	) (b)	497

Total Operating Expenses	35,831	(2,682)		33,149
Income (Loss) From Operations	(3,387)	1,457		(1,930)
Other Income (Expense):
Interest Income	51	(9	) (b)	42
Interest Expense	(331)	331	(p)	—
Gain on Derivatives, net	8,053	—		8,053
Other Expense	(159)	—		(159)

Total Other Income	7,614	322		7,936
Income from Continuing Operations Before Income Taxes	4,227	1,779		6,006
Income Tax Expense	(1,424)	(599	) (q)	(2,023)

Net Income	2,803	1,180		3,983
Net Loss Attributable to Noncontrolling Interests	120	(113	) (b)	7

Net Income Attributable to Rex Energy	$2,923	$1,067		$3,990

Earnings per common share:
Basic – income from continuing operations attributable to Rex common shareholders	$0.07			$0.09
Basic – weighted average shares of common stock outstanding	43,082			43,082
Diluted – income from continuing operations attributable to Rex common shareholders	$0.07			$0.09
Diluted – weighted average shares of common stock outstanding	43,188			43,188

REX ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

($ in Thousands, Except Per Share Data)

	December 31, 2009
	Rex Energy Corporation Historical	Pro Forma Adjustments		Rex Energy Corporation Pro Forma
Operating Revenues:
Oil and Natural Gas Sales	$48,534	$(939	) (j)	$47,595
Other Revenue	157	—		157

Total Operating Revenues	48,691	(939)		47,752
Operating Expenses:
Production and Lease Operating Expense	22,157	(271	) (k)	21,886
General and Administrative	15,858	(77	) (l)	15,781
Impairment Expense	1,625	(1,173	) (m)	452
Loss on Disposal of Assets	427	—	(r)	427
Exploration Expense	2,080	(406	) (n)	1,674
Depletion, Depreciation, Amortization and Accretion	25,205	(744	) (o)	24,461

Total Operating Expenses	67,352	(2,671)		64,681
Income (Loss) From Operations	(18,661)	1,732		(16,929)
Other Income (Expense):
Interest Income	7	—		7
Interest Expense	(833)	833	(p)	—
Loss on Derivatives, net	(7,913)	—		(7,913)
Other Expense	(170)	—		(170)

Total Other Income (Expense)	(8,909)	833		(8,076)
Loss from Continuing Operations Before Income Taxes	(27,570)	2,565		(25,005)
Income Tax Benefit	11,002	(1,023	) (q)	9,979

Loss from Continuing Operations	(16,568)	1,542		(15,026)
Income from Discontinued Operations, Net of Income Taxes	323	—		323

Net Loss	(16,245)	1,542		(14,703)
Net Loss Attributable to Noncontrolling Interests	12	—		12

Net Loss Attributable to Rex Energy	$(16,233)	$1,542		$(14,691)

Earnings per common share:
Basic and diluted – loss from continuing operations attributable to Rex common shareholders	$(0.45)			$(0.41)
Basic and diluted – income from discontinued operations attributable to Rex common shareholders	0.01			0.01

Net loss attributable to Rex common shareholders	$(0.44)			$(0.40)

Basic and diluted – weighted average shares of common stock outstanding	36,806			36,806

REX ENERGY CORPORATION

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

The historical Consolidated Financial Statements as of June 30, 2010 are derived from and should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2009, filed on March 3, 2010, and Form 10-Q for the six months ended June 30, 2010, which was filed on August 4, 2010.

The pro forma adjustments in the accompanying Consolidated Balance Sheet have been prepared as if the Closing of the Marcellus Shale joint venture with Summit was completed on June 30, 2010. The pro forma adjustments in the accompanying Consolidated Statements of Operations have been prepared as if the Closing of the Marcellus Shale joint venture with Summit was completed on January 1, 2009. The pro forma Consolidated Financial Statements do not contend to be indicative of the financial position or results of the Company’s operations as of such dates or for such periods, nor are they necessarily indicative of future results.

At Closing, the Company sold 30% of its interest in Keystone Midstream Services, LLC (“Keystone Midstream”), which decreased Rex’s interest from 40% to 28%. As a result, Rex is no longer considered the primary beneficiary of Keystone Midstream and is no longer required to consolidate the financial results of the entity. As such, the pro forma financial statements give effect to the change from consolidation to equity method accounting for Keystone Midstream.

2. Pro Forma Adjustments and Assumptions

The unaudited pro forma Consolidated Financial Statements gives pro forma effect to the following:

(a)	Reflects the cash received upon the Closing of the Marcellus Shale joint venture with Summit, excluding amounts anticipated to be held as restricted cash and amounts used to pay down debt obligations. This adjustment also gives effect to the anticipated deconsolidation of Keystone Midstream.

(b)	Reflects amounts previously consolidated in association with Keystone Midstream.

(c)	Reflects adjustments to assets and liabilities sold to Summit.

(d)	Reflects amounts held in restricted cash that were received at Closing and deposited into a like-kind exchange account.

(e)	Reflects the change to equity method accounting for Keystone Midstream in addition to the sale of a 20% interest in RW Gathering, LLC to Summit.

(f)	As a result of a closing on June 30, 2010, the Company would anticipate AMT tax due of approximately $824,000.

(g)	Reflects the repayment of outstanding debt under the Senior Credit Facility.

(h)	Reflects an increase in the Deferred Tax Liability as a result of the proceeds received from Summit.

(i)	Reflects a decrease in Accumulated Deficit due to gains recognized at Closing and adjustments to the tax provision.

(j)	Reflects Summit’s share of natural gas and natural gas liquids revenue for Marcellus Shale operations during the stated period.

(k)	Reflects Summit’s share of Production and Lease Operating Expense in the joint venture areas. Also includes additional lease operating expense recognized due to the change in equity method accounting for Keystone Midstream.

(l)	Reflects overhead fees paid by Summit to Rex in accordance with the joint operating agreement. Also represents decreases representative of the deconsolidation of Keystone Midstream.

(m)	Reflects the anticipated impact on impairment evaluations due to the lower cost basis of undeveloped acreage.

(n)	Reflects Summit share of geological and geophysical expenditures.

(o)	Decrease reflects the lower working and net revenue interest owned by Rex in Marcellus Shale wells jointly owned with Summit.

(p)	Reflects the anticipated impact on interest expense taking into account the cash received at Closing and in addition to the drilling carry to be funded by Summit.

(q)	Reflects the tax effect of the transaction with Summit calculated at the statutory rate in effect during the stated period.

(r)	No consideration has been given to the gain on sale expected to result from the Summit joint venture. The gain is expected to be nonrecurring and will be included in net income within 12 months succeeding the Closing.